UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2025

Allurion Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41767	92-2182207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive
Natick, Massachusetts		01760
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 647-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of common stock, each at an exercise price of $202.50 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2025, Allurion Technologies, Inc. (the “Company”) announced select preliminary unaudited financial results for the second quarter ended June 30, 2025.

This information is preliminary and unaudited and reflects the Company’s estimated financials results for the second quarter 2025. The Company’s actual financial results for the second quarter ended June 30, 2025, have not yet been finalized by management or reviewed by the Company’s independent auditors, Deloitte & Touche LLP. The foregoing financial results are not a comprehensive statement of all financial results for the second quarter ended June 30, 2025. Subsequent information or events may lead to material differences between the foregoing preliminary unaudited financial results and those reported in the Company’s subsequent filings with the Securities and Exchange Commission. Accordingly, investors should not place undue reliance on these preliminary unaudited financial results.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 5, 2025, the Company announced a strategic restructuring plan adopted by the Company’s board of directors on July 23, 2025 (the “Restructuring Plan”). In connection with the Restructuring Plan, the Company is focusing on low-dose GLP-1 combination therapy, muscle mass maintenance, and U.S. market entry, in combination with other cost-saving measures. The Restructuring Plan includes a reduction in force of approximately 70 employees, or approximately 65% of its workforce, which the Company expects to substantially complete by the end of the third quarter of 2025. The Restructuring Plan was communicated to affected employees between August 4, 2025 and August 6, 2025. As part of this Restructuring Plan, the Company expects to incur severance and severance-related charges of approximately $1.5 million. The Company’s estimated restructuring charges is based on a number of assumptions. Actual results may differ materially and the Company may also incur other charges or cash expenditures not currently contemplated or that cannot be currently estimated due to events that may occur as a result of, or be associated with, the Restructuring Plan.

Item 7.01 Regulation FD Disclosure.

On August 5, 2025, the Company issued a press release titled “Allurion Announces New Strategic Direction With Increasing Focus on Low-Dose GLP-1 Combination Therapy, Muscle Mass Maintenance, and US Market Entry.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.05 above is incorporated herein by reference in this Item 7.01.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release issued by Allurion Technologies, Inc. on August 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date:	August 6, 2025	By:	/s/ Brendan M. Gibbons
		Name: Title:	Brendan M. Gibbons Chief Legal Officer